Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199133, No. 333-214595, No. 333-219292 and No. 333-226521) and Form F-3 (No. 333-221742) of Alibaba Group Holding Limited of our report dated June 5, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Hong Kong, June 5, 2019